SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[ ] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              Derma Sciences, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               [GRAPHIC OMITTED]


                              DERMA SCIENCES, INC.

                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT






                         Annual Meeting of Shareholders

                                  Hyatt Regency
                            U.S. 1 and Alexander Road
                              Princeton, New Jersey

                                  May 17, 2000

                              DERMA SCIENCES, INC.
                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (800) 825-4325

          ------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 17, 2000
          ------------------------------------------------------------

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), will be held on May 17, 2000, at 10:00 a.m., at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, for the following purposes:

     1. To elect five directors for the year following the annual meeting or until their successors are elected;

     2. To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2000; and

     3. To transact such other business as may properly come before the meeting and all adjournments thereof.

         Only shareholders of record at the close of business on March 24, 2000, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

         The Board of Directors unanimously recommends that shareholders vote "FOR" (i) the election as directors of the nominees named in the accompanying Proxy Statement, and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2000.

         You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                     By Order of the Board of Directors,

                                     EDWARD J. QUILTY
                                     Chairman of the Board

                              DERMA SCIENCES, INC.
                         214 Carnegie Center, Suite 100
                           Princeton, New Jersey 08540
                                 (800) 825-4325

                    ----------------------------------------
                                 PROXY STATEMENT
                    ----------------------------------------


         This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Wednesday, May 17, 2000, at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 2000. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

         A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

         The close of business on March 24, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 1,409,272 shares of Common Stock, 272,500 shares of Series A Convertible Preferred Stock, 583,334 shares of Series B Convertible Preferred Stock, 159,092 shares of Series C Convertible Preferred Stock and 148,149 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 30, 2000.

         The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of the Record Date certain information regarding the current beneficial ownership of shares of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

                                                                 Number of Shares                  Percent
Name and Address of Beneficial Owner (1)                      Beneficially Owned(12)       Beneficially Owned(12)
----------------------------------------                      ----------------------       ----------------------
Srini Conjeevaram (2)..................................              2,651,496                      65.30%
Hambrecht & Quist California (3).......................                993,788                      41.36%
Redwood Asset Management (4)...........................                573,562                      30.57%
Edward J. Quilty (5)...................................                371,117                      21.35%
Mary G. Clark, RN (6) .................................                155,095                      11.01%
Stephen T. Wills, CPA (7)..............................                135,920                      8.84%
Richard S. Mink (8) ...................................                 86,107                      5.78%
John T. Borthwick (9)..................................                 79,883                      5.56%
Timothy J. Patrick (10)................................                  2,000                       (*)
All directors and officers as a group (6 persons) (11)               3,481,617                      74.40%

--------------------------
(1) Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2) Srini Conjeevaram is a general partner of the Galen III Partnerships. The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 125,000 shares of Class A Convertible Preferred Stock ("Class A Preferred"); 75,000 warrants to purchase Common Stock exercisable at $4.50 per share ("Class A Warrants"); 416,667 shares of Class B Convertible Preferred Stock ("Class B Preferred"); 416,667 warrants to purchase Common Stock exercisable at $6.75 per share ("Class B Warrants"); bonds convertible into 363,636 shares of Class C Convertible Preferred Stock ("Class C Preferred") and 363,636 warrants to purchase Common Stock exercisable at $1.10 per share ("Class C Warrants"); bonds convertible into 444,445 shares of Class D Convertible Preferred Stock ("Class D Preferred") and 444,445 warrants to purchase Common Stock exercisable at $1.01 per share ("Class D Warrants"); and exercisable options to purchase 2,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(3) Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of: 122,500 shares of Class A Preferred; 122,500 Class A Warrants; 101,667 shares of Class B Preferred; 101,667 Class B Warrants; bonds convertible into 272,727 shares of Class C Preferred and 272,727 Class C Warrants.
(4) Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of: 106,334 shares of Common Stock; 50,000 Class A Warrants; 83,334 Class B Warrants; 68,182 shares of Class C Preferred; 68,182 Class C Warrants; 98,765 shares of Class D Preferred; and 98,765 Class D Warrants.
(5) Ownership consists of: 42,100 shares of Common Stock; 38,000 Class A Warrants; 8,334 shares of Class B Preferred; 8,334 Class B Warrants; 45,455 shares of Class C Preferred; 45,455 Class C Warrants; 24,692 shares of Class D Preferred; 24,692 Class D Warrants; and exercisable options to purchase 134,055 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(6)   Ownership consists of:  155,095 shares of Common Stock.
(7) Ownership consists of 7,750 shares of Common Stock; 7,750 Class A Warrants; 4,167 shares of Class B Preferred; 4,167 Class B Warrants; 22,728 shares of Class C Preferred; 22,728 Class C Warrants; 14,815 shares of Class D Preferred; 14,815 Class D Warrants; and exercisable options to purchase 37,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.

 (8) Ownership consists of: 6,250 shares of Common Stock; 6,250 Class A Warrants; 4,167 shares of Class B Preferred; 4,167 Class B Warrants; 13,637 shares of Class C Preferred; 13,637 Class C Warrants; and options to purchase 38,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(9) Ownership consists of: 51,883 shares of Common Stock; and exercisable options to purchase 28,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(10) Ownership consists of exercisable options to purchase 2,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(11) Ownership consists of: an aggregate of 3,240,562 shares of Common Stock, Class A Preferred, Class B Preferred, Class C Preferred and Class D Preferred; and options currently exercisable and exercisable within 60 days of the Record Date to purchase 241,055 shares of Common Stock.
(12) The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of the Record Date), the conversion of all convertible bonds into units consisting of warrants to purchase Common Stock and Convertible Preferred Stock and the exercise of all warrants and the conversion into Common Stock of all Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants, the conversion into units of its/his/her own convertible bonds and the conversion into Common Stock of its/his/her own Convertible Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages exceeding 100%.
(*)   Less than one percent

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         A board of five directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

         The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee               Age    Director Since                           Principal Occupation
---------------               ---    --------------                           --------------------
Edward J. Quilty               49    March, 1996            Chairman  of the Board and Chief  Executive  Officer  of
                                                            the  Company  and  Chairman  of  the  Board  of  Palatin
                                                            Technologies, Inc.

Mary G. Clark                  67    May, 1999              Founder of, and Special Consultant to, the Company

Srini Conjeevaram              41    May, 1998              General  Partner  and Chief  Financial  Officer of Galen
                                                            Associates

Timothy J. Patrick             41    February, 1998         President  and  Chief   Executive   Officer  of  Proxima
                                                            Therapeutics, Inc.

Stephen T. Wills               43    Nominee                Vice  President  and  Chief  Financial  Officer  of  the
                                                            Company

The term of office of each person elected as director will continue until the Company's next Annual Meeting of Shareholders or until his or her successor has been elected and qualifies.

Information Relative to Directors and Nominee

     Edward J. Quilty has served as Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty has been the Chairman of the Board of Palatin Technologies, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, since November, 1995. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. Mr. Quilty has over 25 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science degree from Southwest Missouri State University, Springfield, Missouri in 1972 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

         Mary G. Clark, RN has served as director of the Company since May, 1999. She founded the Company and has served as a Special Consultant for Scientific Affairs to the Company since March, 1994. She served as Chairman of the Board of the Company from February, 1991 through March, 1994 and Vice Chairman from April, 1994 to May, 1998. Mrs. Clark served as the Company's President from 1984 to 1990 and as director of the Company from November, 1984 to March, 1994. She is the inventor and original patent holder of the Company's flagship products, Dermagran Spray and Dermagran Ointment. She is also the founder, owner and operator of the Primary Medical and Nutritional Clinic, Old Forge, Pennsylvania, a clinic specializing in medical and nutritional preventative therapies. She has extensive clinical medical experience with emphasis in the nutritional biochemistry and ortho-molecular medicine fields. Mrs. Clark earned a Registered Nurse degree from Scranton State General Hospital in 1954 and a Clinical Nurse Therapist degree in Intensive Cardiovascular Care from Mechanicsburg Rehabilitation Center in 1972. She was appointed by former Pennsylvania Governor Robert P. Casey to membership on the Entrepreneurial Advisory Board for the Commonwealth of Pennsylvania.

         Srini Conjeevaram has served as director of the Company since May, 1998. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, a healthcare venture capital firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

     Timothy J. Patrick has served as director of the Company since February, 1998. Mr. Patrick has been the President and Chief Executive Officer of Proxima Therapeutics, Inc., a medical device company developing proprietary site-specific delivery systems for the treatment of solid tumors, since April, 1996. He previously served as President of Gesco International, a subsidiary of MedChem Products that manufactured and marketed PICC vascular access catheters, from July, 1994 to January, 1996. Mr. Patrick served McGaw, Inc. for 13 years in various sales executive positions the last of which was President of Central Admixture Pharmacy Services, a business unit of McGaw, Inc. that provided patient-specific intravenous solution products to hospitals and home care companies. Mr. Patrick earned a Bachelor of Arts degree in Biology from Miami University, Oxford, Ohio in 1981.

     Stephen T. Wills, CPA, MST is a nominee for director of the Company. He has served as Chief Financial Officer of the Company since July, 1997 and Vice President since November, 1997. Mr. Wills also serves as President and Chief Operating Officer of Golomb, Wills & Company, PC, a public accounting firm, and as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public

Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

Compensation of Directors

         Outside directors are entitled to an annual retainer of $12,000. Each outside director may elect, with respect to any calendar year, to receive his or her retainer in options to purchase Common Stock of the Company. Upon such election, each electing director will receive options to purchase that number of shares of Common Stock of the Company determined by dividing $24,000 by the Common Stock's fair market value. For a given calendar year, the Common Stock's fair market value is the lowest average between the Common Stock's bid and asked prices quoted on the Nasdaq SmallCap Market during the period from December 1 through December 15 of the immediately preceding calendar year.

         All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

     Mary G. Clark has a consulting agreement with the Company. See Certain Transactions.

Board Committees

         The Company maintains an Audit Committee that is composed of Timothy J. Patrick and Srini Conjeevaram. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company's independent auditors. The Audit Committee held one meeting in 1999.

         The Company maintains a Compensation Committee that is composed of Edward J. Quilty, Timothy J. Patrick and Srini Conjeevaram. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held five meetings in 1999.

         The Company maintains a Nominating Committee that is composed of Edward
J. Quilty and Timothy J. Patrick. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management's nominees for directors. The Nominating Committee held one meeting in 1999.

         The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

     1. The name and residential address of the proposed nominee and of each notifying shareholder;

     2.   The principal occupation of the proposed nominee;

     3. A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

     4. The total number of shares of the Company owned by the notifying shareholder;

     5. A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

     6. Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

     7. The consent of the nominee to serve as director of the Company, if elected.

         The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

         During 1999, there were six meetings of the Board of Directors.

         The Board of Directors unanimously recommends that shareholders vote "FOR" the election as directors of the nominees listed above.

                               EXECUTIVE OFFICERS

The executive officers of the Company are:

                                                                                        Executive Officer
             Name               Age             Positions with the Company             of the Company Since
             ----               ---             --------------------------             --------------------
  Edward J. Quilty              49     Chairman of the Board of Directors                    May, 1996
  Richard S. Mink               47     Vice President and Chief Operating Officer            April, 1997
  Stephen T. Wills              43     Vice President and Chief Financial Officer            July, 1997

         Additional information relative to Edward J. Quilty and Stephen T. Wills, CPA, MST is included in the preceding pages under "Election of Directors."

         Richard S. Mink has served as Vice President and Chief Operating Officer of the Company since November, 1997 having previously served as its Vice President for Marketing since April, 1997. Prior to joining the Company, Mr. Mink was Senior Vice President/General Manager, Marketing Information Services Division of Bio Imaging Technologies, Inc., a medical image data and information management company, from November, 1996 to April, 1997. He was a self-employed marketing consultant from May, 1995 to October, 1996, Executive Vice President for Sales and Marketing for MedChem, Inc. from August, 1994 to May, 1995, Vice President for Sales and Marketing for Life Medical Sciences from July, 1993 to August, 1994, and had risen to the position of Director of Marketing for Becton Dickinson Company during his tenure there from August, 1977 to July, 1993. During May, 1996 through April, 1997, Mr. Mink was a member of the New Jersey Technology Council Healthcare Advisory Board. He earned a Bachelor of Science degree in Biology/Chemistry and a Master of Business Administration degree from Rutgers University, Newark, New Jersey in 1975 and 1977, respectively.

         Officers are elected by and serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

         The following table shows all compensation paid by the Company to its Chairman, Chief Financial Officer and each of the Company's executive officers whose compensation exceeded $100,000 for their services in all capacities during the years 1997, 1998 and 1999:


                                                         Annual Compensation
                                                         -------------------                               All Other
Name and Principal Position              Year         Salary              Bonus        Options (#)*      Compensation
---------------------------              ----         ------              -----        ------------      ------------
Edward J. Quilty                         1999       $150,000            $25,000            --                 --
Chairman and Chief Executive Officer     1998       $150,000            $25,000          76,055(1)            --
                                         1997       $149,986                --           60,000(2)            --

Richard S. Mink                          1999       $160,500                --             --                 --
Vice President and                       1998       $157,875            $ 6,000            --                 --
Chief Operating Officer                  1997       $100,961            $25,000(3)       40,000               --

Stephen T. Wills, CPA, MST               1999       $109,500(4)             --           32,000               --
Vice President and                       1998       $100,000(4)             --             --                 --
Chief Financial Officer                  1997       $ 85,000(5)             --           15,000               --

John T. Borthwick (6)                    1999       $180,000                --             --            $  9,962(7)
Vice President for Sales                 1998       $180,000                --             --            $  9,962(7)
                                         1997       $180,000                --           10,000          $  9,962(7)

Charles F. Caudell, III (8)              1999       $160,500                --             --                 --
Former  Executive  Vice  President  for  1998       $157,875            $ 6,000            --                 --
Field Operations                         1997       $100,961                --           40,000               --

------------------------
* All options have been adjusted to effect the Company's 5-for-1 stock split effective August 2, 1999.
(1) Options issued pursuant to the anti-dilution provisions of Mr. Quilty's employment agreement.
(2) Includes 30,000 options originally granted in 1996 and repriced by the Executive Committee of the Board of Directors on April 8, 1997.
(3)  Sign-on bonus.
(4) Does not include payments made to an affiliate of Mr. Wills, Golomb, Wills & Company, PC. See Certain Transactions below.
(5) Represents compensation earned during the period July through December, 1997.
(6) Mr. Borthwick resigned as Chief Executive Officer and President in May, 1997 and November, 1997, respectively.
(7) The Company enrolled Mr. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 coverage.
(8) Mr. Caudell resigned in August, 1999. Of the compensation shown for 1999, $60,188 represents severance payments.

Option Grants Table

         The following table sets forth information regarding grants of stock options to the following named executive officer made during the year ended December 31, 1999:

                                                    Percent of Total         Exercise
                                   Options         Options Granted to         Price
   Name                         Granted (#)        Employees in 1999        ($/Share)    Expiration Date
   Stephen T. Wills              12,000 (1)              50.0%                 $6.00    March 16, 2009
                                 20,000 (2)              50.0%                 $6.00    December 14, 2008

-------------------
(1)   Options are 100% vested.

(2) Options vest at the rate of 25% per year commencing February 1, 1999. See Employment Arrangements below.

Aggregate Year End Option Value Table

         The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 1999. No options have been exercised:

                                                Number of Shares                   Value of Unexercised
                                             Underlying Unexercised                In-The-Money Options
                                        Options at December 31, 1999 (#)       At December 31, 1999 ($)(1)
                                        --------------------------------       ---------------------------
   Name                                 Exercisable       Unexercisable       Exercisable      Unexercisable
                                        -----------       -------------       -----------      -------------

                                           132,055            4,000                    0               0
   Edward J. Quilty ...................
   Richard S. Mink ....................     36,000            4,000                    0               0

   Charles F. Caudell, III ............     36,000            4,000                    0               0

   Stephen T. Wills, CPA...............     37,000           10,000                    0               0

   John T. Borthwick ..................     26,000            4,000                    0               0

-------------------
(1) Determined based on the fair market value for the Company's Common Stock at December 31, 1999 of $2.0625 per share.

Employment Arrangements

Edward  J. Quilty

         The Company employs Edward J. Quilty, its Chairman and Chief Executive Officer, under an oral agreement (the "Agreement") providing for compensation at the rate of $175,000 per year. The Agreement is subject to termination by the Company or Mr. Quilty at any time and for any reason.

Richard S. Mink

         The Company entered into an employment agreement on May 7, 1999 (the "Agreement") with Richard S. Mink, its Vice President and Chief Operating Officer. The Agreement continues for an indefinite term and can be cancelled by either party upon thirty days notice. The Agreement provides that Mr. Mink receive the following: (1) base compensation of $160,500 per year, and (2) incentive compensation as determined by the Company's Board of Directors upon recommendation of the Chairman and Chief Executive Officer.

         The Agreement further provides that if the Agreement is terminated by the Company other than "for cause," Mr. Mink will receive severance pay equal to one year's base salary and the period for Mr. Mink to exercise previously granted stock options will be extended to the earlier of three years from the termination date or the original expiration date of said options.

Stephen T. Wills, CPA, MST

         The Company entered into an employment agreement on February 1, 1999 (the "Agreement") with Stephen T. Wills, CPA, MST, its Vice President and Chief Financial Officer. The Agreement continues for an indefinite term and can be cancelled by either party upon thirty days notice. The Agreement provides that Mr. Wills receive the following: (1) base salary of $102,000 per year, together with incentive compensation as may be awarded upon the recommendation of the Chairman and approved by the Board of Directors; and (2) 20,000 non-qualified stock options, exercisable at $6.00, which options become exercisable in 5,000 increments on February 1, 1999, December 15, 1999, December 15, 2000 and December 15, 2001. These options become 100% exercisable upon a change in ownership of in excess of 75% of the Company or the sale by the Company of substantially all of its assets. Upon termination of the Agreement by the Company without cause, the Company will pay Mr. Wills a severance payment equal to his salary for one year and will extend the period to exercise the options granted under the Agreement to the earlier of five years or December 14, 2008.

John T. Borthwick

         The Company entered into a five-year employment agreement on December 29, 1995, as amended on March 5, 1997, (the "Agreement") with John T. Borthwick, its Director of Business Development and former President and Chief Executive Officer. The Agreement provides that Mr. Borthwick will receive base compensation of $180,000 during the calendar years 1996, 1997 and 1998 and base compensation for the calendar years 1999 and 2000 to be determined by the Board of Directors upon the recommendation of the Compensation Committee, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee; provided, however, incentive and/or bonus compensation, if any, will be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Borthwick's contributions thereto. As additional compensation, the Agreement grants Mr. Borthwick 20,000 non-qualified stock options, exercisable at a price of $11.25 per share, of which all were vested as of January 1, 2000.

         If the Company sells additional Common Stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of Common Stock outstanding by 40%, the Agreement provides that Mr. Borthwick will then be granted such additional stock options, exercisable at $11.55 per share, as may be necessary to enable him to purchase the same percentage of outstanding Common Stock as he maintained prior to such sale or issuance. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. Borthwick will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his base compensation earned during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation: (1) the stock options granted pursuant to the Agreement will become exercisable in their entirety and will remain exercisable for a period of not less than thirty (30) days; and (2) the promissory note between Mr. Borthwick and the Company dated January 17, 1995 in the original principal amount of $99,530.34 will be forgiven.

         The Agreement further provides that Mr. Borthwick will receive a severance payment of 100% of his base compensation earned during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. Borthwick will receive: (i) a vehicle for use primarily (but not exclusively) in the conduct of Company business, (ii) split-dollar life insurance in the face amount of $500,000, and
(iii) disability income insurance providing for payments of 50% of compensation. Mr. Borthwick may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

Stock Option Plan

         The Company adopted the Stock Option Plan, (the "Plan") in July 1991, and amended the Plan in January, 1994, November 21, 1995 and July 14, 1998. The number of shares of common stock reserved for issuance pursuant to the Plan is 300,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) non-qualified stock options ("NQSOs"). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

         Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of "unissued" and become available for reissuance.

         At December 31, 1999, options to purchase 76,200 shares of the Company's common stock at prices ranging from $4.00 to $5.625 per share had been granted under the Plan.

                              CERTAIN TRANSACTIONS

         The Company employs the accounting firm of Golomb, Wills & Company, PC for various tax and financial planning services. Stephen T. Wills, CPA, MST, Vice President, Chief Financial Officer and nominee for director of the Company, is a principal of Golomb, Wills & Company, PC. Payments to Golomb, Wills & Company, PC during 1998 and 1999 totaled $175,500 and $18,035, respectively.

         The Company has an oral consulting agreement with its founder, director and former President, Mary G. Clark, RN. In 1999 compensation under this agreement was $64,292.

      PROPOSAL 2 - RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company for the year ended December 31, 2000. Ernst & Young LLP has served as the Company's auditors since 1990. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting.

         Representatives of Ernst & Young LLP will attend the Meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2000.

                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 17, 2001. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

                                  ANNUAL REPORT

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

                                         By Order of the Board of Directors,

                                         EDWARD J. QUILTY
                                         Chairman of the Board

March 30, 2000

                              [FORM OF PROXY CARD]


                              DERMA SCIENCES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           Annual Meeting of Shareholders to be held on May 17, 2000

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey on May 17, 2000, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" each of the following:

1. ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, Mary G. Clark, RN, Srini Conjeevaram, Timothy J. Patrick and Stephen T. Wills, CPA, MST. To withhold authority to vote for an individual nominee, place a line through such nominee's name.

           [ ] FOR all nominees          [ ] WITHHOLD AUTHORITY for all nominees

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2000

           [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.


                              ------------------------------------
                                     Signature of Shareholder

                              ------------------------------------
                                     Signature of Co-Owner

                    Dated: ____________________ , 2000

                    PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

                      [ ]  I/WE PLAN TO ATTEND THE MEETING